Exhibit 99.2

APEX GLOBAL SOLUTIONS LIMITED

AUDIT COMMITTEE CHARTER

PURPOSE OF THE COMMITTEE

The purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of APEX Global Solutions Limited (the “Company”) is to assist the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company, including, without limitation, the Board’s oversight responsibility relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company or members of management and are not, and do not represent themselves to be, accountants or auditors by profession. As such, it is not the duty or the responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures to determine if the financial statements are complete and accurate and whether they have been prepared in accordance with generally accepted accounting principles in effect or to set auditor independence standards. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons within and outside the Company and management from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board), and (iii) statements made by the officers and employees of the Company and its subsidiaries and affiliated entities or other third parties as to any information technology, internal audit and other non-audit services provided by the independent accountants to the Company. In carrying out its responsibilities, the Committee’s policies and procedures shall be adapted, as appropriate, to best react to changing markets and regulatory environments.

MEMBERSHIP, STRUCTURE AND QUALIFICATIONS

The Committee shall consist of three or more members as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable rules of the stock market on which the Company’s shares are trading (the “Stock Market”) and any additional requirements that the Board deems appropriate.

The chairperson of the Committee (the “Chairperson”) shall be designated by the Board. Any vacancy on the Committee shall be filled by the Board. No member of the Committee shall be removed except by the Board.

Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must be designated by the Board to be the “audit committee financial expert”, as defined in Item 16A of Form 20-F by the U.S. Securities and Exchange Commission (the “SEC”).

MEETINGS OF THE COMMITTEE

The Committee shall meet as often as it determines is appropriate to carry out its duties and responsibilities under this charter, but not less frequently than quarterly. The Chairperson shall preside at each meeting and, in the absence of the Chairperson, one of the other members of the Committee shall be designated as the acting chair of the meeting. The Chairperson, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately and periodically with (i) management, (ii) the person in charge of the Company’s internal auditing department or other personnel responsible for the internal audit function and (iii) the Company’s independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant the Committee’s attention.

Unless the Committee or the Board adopts other procedures, the provisions of the Company’s memorandum and articles of association, as amended and restated from time to time, applicable to meetings of Board committees will govern meetings of the Committee.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

Subject to the provisions of the Company’s memorandum and articles of association, as amended and restated from time to time, the Committee may delegate its authority to subcommittees or the Chairperson of the Committee when it deems it appropriate and in the best interests of the Company.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, the Stock Market, or any other applicable regulatory authority:

Independent Auditors

(a) Be directly responsible for the appointment, compensation, retention, evaluation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. Such independent auditors must report directly to the Committee and the Committee has the ultimate authority to approve all audit engagement fees and terms, with the costs of all engagements borne by the Company.

(b) Pre-approve all auditing services and all non-audit services permitted to be performed by the independent auditors, and to consider whether the performance by the outside auditors of non-audit services is compatible with maintaining the independence of the outside auditors. Such pre-approval may be given as part of the Committee’s approval of the scope of the engagement of the independent auditors or on an engagement-by-engagement basis or pursuant to pre-established policies. In addition, the authority to pre-approve non-audit services may be delegated by the Committee to one or more of its members, but such member’s or members’ non-audit service approval decisions must be reported to the full Committee at the next regularly scheduled meeting. The Company shall disclose in its annual reports (and periodic reports, if any) required by Section 13(a) of the Exchange Act any approval of non-audit services during the period covered by the applicable report. The independent auditors shall not be retained to perform the non-audit functions prohibited by applicable law and the rules of the SEC;

(c) Review the performance of the Company’s independent auditors, including the lead partner and reviewing partner of the independent auditors, and, in its sole discretion, make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

P a g e | 2

(d) Evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with the respect to the independent auditor to the Board on at least an annual basis. As part of such evaluation, the Committee shall obtain at least annually from the Company’s independent auditors and review a report:

(i) describing the independent auditors’ internal quality-control procedures;

(ii) describing any material issues raised by (i) the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board (“PCAOB”) review, of the independent auditors, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent auditors; and any steps taken to deal with any such issues;

(iii) describing all relationships between the independent auditors and the Company consistent with applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence; and

(iv) assuring that Section 10A of the Exchange Act has not been implicated.

(e) Review and evaluate the lead audit partner of the independent auditor team(s), as well as other senior members;

(f) Confirm and evaluate the rotation of the audit partners on the audit engagement team as required by law;

(g) Consider whether the independent auditor should be rotated, so as to assure continuing auditor independence; and

(h) Obtain the opinion of management and the internal auditors of the independent auditor’s performance.

Financial Reporting

(a) Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year;

(b) Review with management, the Company’s independent auditors and the Company’s internal auditing department, the following information which is required to be reported by the independent auditor:

(i) all critical accounting policies and practices to be used;

(ii) all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(iii) all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences; and

(iv) any material financial arrangements of the Company which do not appear on the financial statements of the Company;

P a g e | 3

(c) Review with management, the Company’s independent auditors and, if appropriate, the Company’s internal auditing department, the following:

(i) the Company’s annual audited financial statements and unaudited interim financial statements, including the Company’s disclosures under Item 5 of Form 20-F “Operating and Financial Review and Prospects,” and any major issues related thereto;

(ii) major issues regarding accounting principles and financial statements presentations, including any significant changes in the Company’s selection or application of accounting principles;

(iii) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the Company’s financial statements; and

(iv) the effect of regulatory and accounting initiatives, as well as off- balance sheet structures, on the financial statements of the Company;

(d) Resolve all disagreements between the Company’s independent auditors and management regarding financial reporting;

(e) Review on a regular basis with the Company’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

(i) any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

(ii) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and

(iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

Financial Reporting Process and Internal Controls

(a) Review:

(i) the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company’s internal audit function, through inquiry, discussions and periodic meetings with the Company’s independent auditors, management and the person in charge of internal auditing department;

P a g e | 4

(ii) the annual report prepared by management, and attested to by the Company’s independent auditors, assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company’s annual report on Form 20-F; and

(iii) the Committee’s level of involvement and interaction with the Company’s internal audit function, including the Committee’s line of authority and role in appointing and compensating employees in the internal audit function;

(b) Review with the chief executive officer, chief financial officer and independent auditors, periodically, the following:

(i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(c) Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal auditing department, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(d) Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, direct the Company’s chief executive officer to assign additional internal audit projects to the person in charge of the Company’s internal auditing department;

(e) Review with management the Company’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

(f) Receive periodic reports from the Company’s independent auditors, management and the Company’s internal auditing department to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

(g) Review and discuss with the independent auditors the results of the year-end audit of the Company, including any comments or recommendations of the Company’s independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Company’s financial statements should be included in the annual report on Form 20-F;

(h) Establish and maintain free and open means of communication between and among the Committee, the Company’s independent auditors, the Company’s internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis; and

P a g e | 5

(i) Review the type and presentation of information to be included in the Company’s earnings press releases, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance).

Legal and Regulatory Compliance, Miscellaneous

(a) Establish and implement clear hiring policies by the Company for employees or former employees of the Company’s independent auditors;

(b) Meet periodically with the Company’s counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Company and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Company or any of its directors, officers, employees or agents or breaches of fiduciary duty to the Company;

(c) Review and pre-approve any proposed transaction between the Company or any of its subsidiaries or consolidated affiliated entities and any of the officers, directors or shareholders of the Company (each, a “Related Party”) and/or any affiliate of a Related Party required to be disclosed pursuant to Item 7.B. of Form 20-F. Management shall not cause the Company to enter into any new related party transaction unless such transaction is approved by the Committee;

(d) Oversee compliance with the Company’s code of ethics and perform such duties and responsibilities as may be assigned to the Committee under the code of ethics.

(e) Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

(f) Conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it deems necessary;

(g) Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company; and

(h) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

ANNUAL EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance. The evaluation shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this charter, and shall be conducted in such manner as the Committee deems appropriate.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this charter.

Adopted by the Board of Directors on August 15, 2025.

P a g e | 6